UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 12, 2014

QUARTET MERGER CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36139	46-2596459
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

777 Third Avenue, 37th Floor, New York, New York 10017

(Address of Principal Executive Offices) (Zip Code)

(212) 319-7676

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 1.01    Entry into a Material Definitive Agreement..

On September 12, 2014 and September 18, 2014, Quartet Merger Corp. (“Company”) entered into agreements with Ladenburg Thalmann & Co. Inc. and Canaccord Genuity Inc. (“Canaccord”), respectively, pursuant to which such investment banks agreed, among other things, to introduce the Company to potential investors (“Investors”) interested in purchasing the Company’s shares of common stock in connection with the Company’s previously announced proposed business combination with Pangaea Logistics Solutions Ltd. (“Pangaea”). The Company has agreed to pay such investment banks a cash fee of $0.20 per share for each share of common stock of the Company purchased by the Investors that continue to be held by the Investors through the closing of the business combination (“Closing”) without seeking conversion of such shares, and, in the case of Canaccord, a fee of $0.20 per share for each share held by a holder as of August 27, 2014 (the record date for the Company’s special meeting of stockholders being held to approve the proposed transaction with Pangaea) that does not elect conversion at the meeting and indicates in writing that Canaccord was instrumental in such holder’s decision not to convert. The fees will be due and payable on the Closing. If the business combination is not successfully consummated, no fees will be owed or paid by the Company.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 18, 2014

QUARTET MERGER CORP.

By:	/s/ David Sgro
Name: David Sgro Title: Chief Financial Officer

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